SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

99.1	The Company’s press release, dated May 15, 2003.

Item 9. Regulation FD Disclosure (Item 12. Results of Operations and Financial Condition).

     The information contained in this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

     On May 15, 2003, the Company issued a press release regarding its financial results for the first quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1. The attached release discloses financial and operating measures that may be considered non-GAAP financial information, including EBITDA, adjusted EBITDA, EBITDA for Leap’s Cricket operations, average revenue per user per month (ARPU), costs per gross customer addition (CPGA) and cash costs per user per month (CCU). Management uses these measures to evaluate changes in the Company’s operating performance and the ability of the Company’s operations to contribute to its liquidity and believes that investors use these non-GAAP measures to compare the Company’s performance to that of its competitors and to make informed investment decisions. These measures should be considered in addition to, and not as a substitute for, operating income (loss), net income, net cash provided by operating activities or other measures of financial performance prepared in accordance with generally accepted accounting principles.

     The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE

Harvey P. White Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	The Company’s press release, dated April 15, 2003.